Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Andrew C. Sagliocca, President and Chief Executive Officer of Esquire Financial Holdings, Inc. (the “Company”), and Eric S. Bader, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each certify in his capacity as an executive officer of the Company that he or she has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2018 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2018	/s/ Andrew C. Sagliocca
Andrew C. Sagliocca
President and Chief Executive Officer

Date: May 14, 2018	/s/ Eric S. Bader
Eric S. Bader
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.